UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

Ticketmaster
(Exact name of registrant as specified in charter)

Delaware	001-34064	95-4546874
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8800 Sunset Blvd., West Hollywood, CA		90069
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(310) 360-3300

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                     Stock Purchase Agreement

                     On October 23, 2008, Ticketmaster announced entry into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of October 22, 2008, by and among FLMG Holdings Corp., a subsidiary of Ticketmaster (“FLMG Holdings”), MM Investments Inc. and WMG Church Street Limited, pursuant to which FLMG Holdings agreed to acquire a controlling equity interest in Front Line Management Group Inc. (“Front Line”), one of the world’s leading artist management companies, for $123.0 million in cash. To fund FLMG Holdings’ purchase of the interest in Front Line, Ticketmaster will use cash on hand and $100 million borrowed on October 27, 2008 under the revolving portion of Ticketmaster’s existing bank credit facility entered into by Ticketmaster and certain of its subsidiaries on July 25, 2008. The transaction, which is subject to customary closing conditions, is expected to close (the “Closing”) in the fourth quarter of 2008.

                     On October 23, 2008, Ticketmaster issued a press release announcing the entry into the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Stock Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

                     Employment Agreement

                     At the same time Ticketmaster entered into the Stock Purchase Agreement, Ticketmaster entered into an employment agreement (the “Employment Agreement”) with Irving Azoff (“Executive”) who is currently the chief executive officer of Front Line. Pursuant to the terms of the Employment Agreement, Executive will remain Chief Executive Officer of Front Line and will become the Chief Executive Officer of Ticketmaster, effective upon the closing date of the transactions contemplated under the Stock Purchase Agreement (the “Closing Date”). In addition, Executive will join the Ticketmaster Board of Directors as soon as practicable following the Closing Date. The Employment Agreement has a term through May 14, 2013. Executive will be eligible to receive annual bonuses from Ticketmaster, but will not receive a base salary from Ticketmaster. He will continue to receive a $2 million annual base salary and a guaranteed $2 million annual bonus from Front Line under the terms of his employment agreement with Front Line, which will remain in effect in accordance with its terms.

                     On the Closing Date, Executive will forfeit restricted common stock of Front Line representing approximately 15% of the outstanding Front Line equity and will receive $35 million of restricted Ticketmaster Series A Convertible Preferred Stock, $0.01 par value per share (“Ticketmaster Preferred Stock”) and 1,000,000 shares of restricted Ticketmaster Common Stock, $0.01 par value per share (“Ticketmaster Common Stock”). The Ticketmaster Preferred Stock will have a 3% annual paid in kind dividend, will cliff vest on the five-year anniversary of the Closing Date and will be mandatorily redeemable on the five-year anniversary of the Closing Date. Prior to redemption, Executive will be entitled to convert the Ticketmaster Preferred Stock into Ticketmaster Common Stock having identical vesting terms at a conversion price of

$20/share. The 1,000,000 shares of restricted Ticketmaster Common Stock will also cliff vest on the five-year anniversary of the Closing Date. The Ticketmaster Preferred Stock and the Ticketmaster Common Stock will vest immediately upon a termination of Executive’s employment with both of Front Line and Ticketmaster without cause or for good reason or due to death or disability. Executive will forfeit all unvested shares of Ticketmaster Preferred Stock and Ticketmaster Common Stock upon a termination of Executive’s employment for cause or without good reason at both of Front Line and Ticketmaster. Executive is entitled to customary registration rights with respect to any shares of Ticketmaster Common Stock he receives pursuant to the grants described in this paragraph. If Ticketmaster sells all of the outstanding Ticketmaster Common Stock for cash, Ticketmaster will deposit into trust or escrow an amount sufficient to satisfy its obligations with respect to the Ticketmaster Preferred Stock and Ticketmaster Common Stock granted under the Employment Agreement.

                     On the Closing Date, Ticketmaster will grant to Executive an option (the “Stock Option”) to purchase 2,000,000 shares of Ticketmaster Common Stock, with a per share exercise price of $20 and a ten-year term. The Stock Option will vest in equal annual installments over four years, beginning on the first anniversary of the Closing Date; provided, however, that the Stock Option immediately will vest in full upon the occurrence of a change of control of Ticketmaster or upon a termination of Executive’s employment with Ticketmaster without cause or for good reason. Executive will forfeit any unvested portion of the Stock Option upon any other termination of employment with Ticketmaster.

                     Pursuant to the terms of the Employment Agreement, Executive will be subject to customary non-competition and employee non-solicitation provisions during employment with Ticketmaster and the twelve month period following termination of Executive’s employment with Ticketmaster for any reason.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                     Edward J. Weiss has transitioned from the position of General Counsel of Ticketmaster to that of Chief Counsel of Ticketmaster, effective as of October 28, 2008, and Chris Riley formerly Deputy General Counsel of Ticketmaster, has assumed the role of acting General Counsel as of the same date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of October 22, 2008, by and among FLMG
Holdings Corp., MM Investment Inc. and WMG Church Street Limited

99.1	Press Release, released October 23, 2008

SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER

By: /s/ Brian Regan
Name: Brian Regan
Title: Executive Vice President, Chief Financial Officer

                     Date: October 28, 2008

EXHIBIT LIST

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of October 22, 2008, by and among FLMG
Holdings Corp., MM Investment Inc. and WMG Church Street Limited

99.1	Press Release, released October 23, 2008